Exhibit 4.2

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY, AND ANY UNDERLYING SECURITY ISSUED ON EXERCISE OF THIS SECURITY, BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE LATER OF: (I) DATE OF DISTRIBUTION AND (II) THE DATE THE METALS ROYALTY COMPANY INC. BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

THIS WARRANT CERTIFICATE, AND THE WARRANTS EVIDENCED HEREBY, WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE THE TIME OF EXPIRY (AS DEFINED BELOW).

THE METALS ROYALTY COMPANY INC.

COMMON SHARE PURCHASE WARRANT

Certificate No:    2026 – August – W1

Number of Warrants: 500,000	Date: August 24, 2026

1.                            Warrants to Purchase Common Shares. For value received by the undersigned, Macquarie Bank Limited (the “Holder”), is the registered holder of 500,000 common share purchase warrants (the “Warrants”). Each Warrant will entitle the Holder to subscribe for and purchase one fully paid and non-assessable common share (a “Warrant Share”) of The Metals Royalty Company Inc. (the “Corporation”) in lawful money of the United States at any time up to 5:00 p.m. (New York time) on or before August 24, 2031 (the “Time of Expiry”) at a purchase price of  USD$8.66 per Warrant Share for each Warrant represented hereby after which time such Warrant so exercised shall expire (the price at which one Warrant Share may be purchased hereunder from time to time being hereinafter referred to as the “Exercise Price”), all subject to adjustment as hereinafter provided in this Warrant certificate. The Warrants may be exercised by surrendering this Warrant certificate, together with a subscription form in the form attached as Schedule “A” hereto duly completed and executed and a wire transfer, certified cheque, bank draft or money order in the lawful money of the United States payable to or to the order of the Corporation, to 1133 Melville Street, Suite 3500, The Stack, Vancouver, British Columbia, V6E 4E5, Attention: Don Sewell, or such other office or agency of the Corporation as it may designate by notice in writing delivered to the Holder. The Corporation will then issue that number of Warrant Shares specified in the subscription form as fully paid and non-assessable common shares of the Corporation.

2.                            Partial Exercise. The Holder may subscribe for and purchase less than the full number of Warrant Shares entitled to be subscribed for and purchased hereunder. In the event that the Holder subscribes for and purchases less than the full number of Warrant Shares entitled to be subscribed for and purchased under this Warrant certificate prior to the Time of Expiry, the Corporation shall issue a new Warrant certificate to the Holder, in the same form as this Warrant certificate, representing the balance of the Warrants remaining unexercised. All Warrants shall rank pari passu, notwithstanding the actual date of issue thereof.

3.                             Delivery of Warrant Shares. Within two (2) business days of receipt of this Warrant certificate together with a subscription form duly completed and executed in the form attached as Schedule “A” hereto and a wire transfer, certified cheque, bank draft or money order in lawful money of the United States payable to or to the order of the Corporation, the Corporation shall deliver or cause to be delivered to the Holder certificates or direct registration statement (“DRS”) advices representing the Warrant Shares subscribed for and purchased by the Holder hereunder, and a replacement Warrant certificate, if any. Upon the due exercise of a Warrant, the Warrant shall be deemed tendered for purposes thereof by the Holder without further notice or action by the Holder, and all rights under such Warrant, other than the right to receive physical certificates or DRS advices representing the Warrant Shares to which the Holder is entitled on such exercise, shall wholly cease and terminate and such Warrant shall be void and of no further effect or value.

4.                             Cashless Exercise. In lieu of paying the Exercise Price in cash, the Holder may elect to receive Warrant Shares having a value equal to the value of the Warrants (or the portion thereof being exercised) by surrender of the Warrants (or such portion) together with a subscription form indicating the Holder’s election of a cashless exercise, in which case the Corporation shall issue to the Holder a number of Warrant Shares computed using the following formula: X = Y(A-B)/A, where X = the number of Warrant Shares to be issued to the Holder; Y = the number of Warrant Shares purchasable under the Warrants (or, if only a portion of the Warrants is being exercised, the portion of the Warrants being exercised); A = the Current Market Price of one Common Share on the date of exercise; and B = the Exercise Price. For the avoidance of doubt, no Warrant Shares shall be issuable pursuant to a cashless exercise if A is less than or equal to B.

5.                             No Rights of Shareholders. Nothing contained in this Warrant certificate (or in the Warrants evidenced hereby) shall be construed as conferring upon the Holder any right or interest whatsoever as a holder of common shares of the Corporation (“Common Shares”) or any other right or interest except as herein expressly provided.

6.                             Adjustment of Subscription and Purchase Rights. From and after the date hereof and prior to the Time of Expiry, the Exercise Price and the number of Warrant Shares deliverable upon the exercise of the Warrants will be subject to adjustment as set forth below:

(a)	In case of any reclassification of the Common Shares or change of the Common Shares into other shares or securities, or in case of the consolidation, arrangement, merger, reorganization or amalgamation of the Corporation with or into any other corporation or entity which results in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares or securities, or in case of any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another person (any such event being hereinafter referred to as a “Reclassification of Warrant Shares”), at any time prior to the Time of Expiry, the Holder shall, after the effective date of such Reclassification of Warrant Shares and upon exercise of the right to purchase Warrant Shares hereunder, be entitled to receive, and shall accept, in lieu of the number of Warrant Shares to which the Holder was theretofore entitled upon such exercise, the kind and amount of shares and other securities or property which the Holder would have been entitled to receive as a result of such Reclassification of Warrant Shares if, on the effective date thereof, the Holder had been the registered holder of the number of Warrant Shares to which the Holder was theretofore entitled upon such exercise. If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Section 6 with respect to the rights and interests thereafter of the Holder of this Warrant certificate to the end that the provisions set forth in this Section 6 shall thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants evidenced hereby.

(b)	If and whenever at any time prior to the Time of Expiry the Corporation shall:

(i)	subdivide the Common Shares into a greater number of shares;

(ii)	consolidate the Common Shares into a lesser number of shares; or

(iii)	fix a record date for the issue of, or distribution to, or issue Common Shares, Participating Shares or Convertible Securities (as such terms are defined in Section 12) to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution on the Common Shares payable in Common Shares, Participating Shares or Convertible Securities,

(any such event being hereinafter referred to as “Capital Reorganization”) and any such event results in an adjustment in the Exercise Price pursuant to paragraph (c) below, the number of Warrant Shares purchasable pursuant to the Warrants evidenced hereby shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Warrant Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(c)	If and whenever at any time prior to the Time of Expiry, the Corporation shall engage in a Capital Reorganization, the Exercise Price shall, on the effective date, in the case of a subdivision or consolidation, or on the record date, in the case of a stock dividend, be adjusted by multiplying the Exercise Price in effect on such effective date or record date by a fraction: (A) the numerator of which shall be the number of Common Shares and Participating Shares outstanding before giving effect to such Capital Reorganization; and (B) the denominator of which is the number of Common Shares and Participating Shares outstanding after giving effect to such Capital Reorganization. The number of Common Shares and Participating Shares outstanding shall include the deemed conversion into or exchange for Common Shares or Participating Shares of any Convertible Securities distributed by way of stock dividend or other such distribution. Such adjustment shall be made successively whenever any event referred to in this paragraph shall occur.

(d)	Any issue of Common Shares, Participating Shares or Convertible Securities by way of a stock dividend or other such distribution shall be deemed to have been made on the record date thereof for the purpose of calculating the number of outstanding Common Shares under paragraphs (e) and (f) below.

(e)	If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date for the issuance or distribution of rights, options or warrants to all or substantially all the holders of Common Shares entitling them, for a period expiring not more than forty-five (45) days after such record date, to subscribe for or purchase Common Shares, Participating Shares or Convertible Securities at a price per share or security (or having a conversion or exchange price per share) of less than 95% of the Current Market Price (as such term is defined in Section 12) of the Common Shares on such record date (any such event being hereinafter referred to as a “Rights Offering”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of: (A) the number of Common Shares outstanding on such record date; and (B) a number determined by dividing whichever of the following is applicable by the Current Market Price of the Common Shares on the record date: (1) the amount obtained by multiplying the number of Common Shares or Participating Shares which the Holders of Warrant Shares are entitled to subscribe for or purchase by the subscription or purchase price; or (2) the amount obtained by multiplying the maximum number of Common Shares or Participating Shares which the holders of Common Shares are entitled to receive on the conversion or exchange of the Convertible Securities by the conversion or exchange price per share; and

(ii)	the denominator of which shall be the aggregate of: (A) the number of Common Shares outstanding on such record date; and (B) whichever of the following is applicable: (1) the number of Common Shares or Participating Shares which the holders of Common Shares are entitled to subscribe for or purchase; or (2) the maximum number of Common Shares or Participating Shares which the holders of Common Shares are entitled to receive on the conversion or exchange of the Convertible Securities, and if any such event results in an adjustment in the Exercise Price, the number of Warrant Shares purchasable pursuant to the Warrants evidenced hereby shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Warrant Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

To the extent that such Rights Offering is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price and the number of Warrant Shares purchasable pursuant to the Warrants evidenced hereby shall then be readjusted to the Exercise Price and number of Warrant Shares which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(f)	If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date for the issue or distribution to all or substantially all the holders of Common Shares of:

(i)	shares of any class, whether of the Corporation or any other corporation;

(ii)	rights, options or warrants;

(iii)	evidences of indebtedness; or

(iv)	other assets or property;

and if such issue or distribution does not constitute a Capital Reorganization or a Rights Offering or does not consist of rights, options or warrants entitling the holders of Common Shares to subscribe for or purchase Common Shares, Participating Shares or Convertible Securities for a period expiring not more than forty-five (45) days after such record date and at a price per share (or having a conversion or exchange price per share) of at least 95% of the Current Market Price of the Common Shares on such record date (any such non-excluded event being hereinafter referred to as a “Special Distribution”) the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction: (I) the numerator of which shall be the amount by which (A) the amount obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date, exceeds (B) the fair market value (as determined by the directors of the Corporation, which determination shall be conclusive) to the holders of such Common Shares of such Special Distribution; and (II) the denominator of which shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price, and if any such event results in an adjustment in the Exercise Price, the number of Warrant Shares purchasable pursuant to the Warrants evidenced hereby shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Warrant Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price and the number of Warrant Shares purchasable pursuant to the Warrants evidenced hereby shall then be readjusted to the Exercise Price and number of Warrant Shares which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(g)	No adjustment in the Exercise Price will be made pursuant to this Section 6 in respect of the issue from time to time of Common Shares issuable from time to time as dividends paid in the ordinary course to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend, and any such issue will be deemed not to be a Capital Reorganization.

(h)	In any case in which this Section 6 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder, upon the exercise of the Warrants evidenced hereby after such record date and before the occurrence of such event, the additional Warrant Shares issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Warrant Shares on and after such exercise.

(i)	The adjustments provided for in this Section 5 are cumulative, shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and shall apply (without duplication) to successive Reclassifications of Warrant Shares, Capital Reorganizations, Rights Offerings and Special Distributions; provided that, notwithstanding any other provision of this Section 5, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price then in effect (except upon a consolidation of the outstanding Warrant Shares) (provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

(j)	No adjustment in the number of Warrant Shares which may be purchased upon exercise of the Warrants evidenced hereby or in the Exercise Price shall be made pursuant to this Warrant certificate if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised the Warrants evidenced hereby for Warrant Shares prior to the effective date or record date of such event.

(k)	If at any time prior to the Time of Expiry the Corporation will take any action affecting the Common Shares, other than an action or an event described above in this Section 6, which in the reasonable opinion of the directors of the Corporation, acting in good faith, would have a material adverse effect upon the rights of the Holder under this Warrant certificate, the Exercise Price and/or the number of Warrant Shares purchasable under this Warrant certificate will be adjusted in such manner and at such time as the directors may determine, acting reasonably and in consultation with the Holder, to be equitable in the circumstances.

(l)	In the event of any question arising with respect to the adjustments provided in this Section 6, such question shall be determined by an independent nationally recognized accounting firm selected by the Corporation and reasonably acceptable to the Holder and such determination, absent manifest error, shall be binding upon the Corporation and the Holder.

(m)	As a condition precedent to the taking of any action which would require an adjustment in the subscription rights pursuant to the Warrants, including the Exercise Price and the number of such classes of shares or other securities or property which are to be received upon the exercise thereof, the Corporation shall take all corporate action which may, in the opinion of counsel, be necessary in order that the Corporation has reserved and there will remain unissued out of its authorized capital a sufficient number of Warrant Shares for issuance upon the exercise of the Warrants evidenced hereby, and that the Corporation may validly and legally issue as fully paid and non-assessable all the shares of such classes or other securities or may validly and legally distribute the property which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(n)	At least twenty-one (21) days prior to the effective date or record date, as the case may be, of any event which requires an adjustment in the subscription rights pursuant to this Warrant certificate, including the Exercise Price and the number and classes of shares or other securities or property which are to be received upon the exercise thereof, the Corporation shall give notice to the Holder of the particulars of such event and the required adjustment. If it is not reasonably practicable for the Corporation to give twenty-one (21) days’ notice as aforesaid, the Corporation will give as much notice as is reasonably practicable in the circumstances.

7.                             Representations and Warranties of the Corporation. The Corporation hereby represents and warrants that it is authorized to create and issue the Warrants and covenants and agrees that it will cause the Warrant Shares from time to time subscribed for and purchased in the manner provided in this Warrant certificate and the certificate representing such Warrant Shares to be issued. All Warrant Shares which are issued upon the exercise of the right of purchase provided in this Warrant certificate, upon payment therefor of the amount at which such Warrant Shares may be purchased pursuant to the provisions of this Warrant certificate, shall be and be deemed to be fully paid and non-assessable shares and free from all taxes, liens and charges with respect to the issue thereof. The Corporation hereby represents and warrants that this Warrant certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant certificate.

8.                             No Fractional Warrant Shares. Despite any adjustments provided for herein or otherwise, the Corporation shall not be required, upon the exercise of any Warrants, to issue fractional Warrant Shares or other securities in satisfaction of its obligations hereunder. Any fractional Warrants shall be rounded down to the nearest whole number and the Holder shall not be entitled to any compensation in respect of any fractional Warrant Share that is not issued.

9.                             Covenants.

(a)	If the issuance of the Warrant Shares upon the exercise of the Warrants requires any filing or registration with or approval of any securities regulatory authority or other governmental authority or compliance with any other requirement under any law before such Warrant Shares may be validly issued, the Corporation agrees to use reasonable best efforts to take such actions as may be necessary to secure such filing, registration, approval or compliance, as the case may be.

(b)	The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for effecting the intentions and provisions of this Warrant certificate.

10.                          Replacement Certificate. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Warrant certificate), the Corporation will issue to the Holder a replacement certificate (containing the same terms and conditions as this Warrant certificate).

11.                          Transfers and Restrictive Legends.

(a)	The Warrants evidenced by this Warrant certificate and the Warrant Shares issuable upon exercise thereof may be assigned and transferred by the Holder without the consent of the Corporation to (i) any affiliate of the Holder, (ii) any person in connection with a transfer or assignment of the Holder’s rights under the Loan Agreement, or (iii) any other person with the prior written consent of the Corporation, not to be unreasonably withheld or delayed. Any transfer shall be made in compliance with applicable securities laws.

(b)	The Holder acknowledges that: (i) the Company is not a reporting issuer under Canadian securities laws; (ii) the Warrant Shares are not qualified for distribution by a prospectus in Canada; (iii) the Warrant Shares are subject to indefinite resale restrictions in Canada under National Instrument 45-102 – Resale of Securities. Accordingly, the Holder covenants and agrees that it will not, directly or indirectly, offer, sell, transfer, assign, pledge, hypothecate, or otherwise dispose of any of the Warrant Shares, except in compliance with all applicable Canadian securities laws. In connection with the sale and transfer of any Warrant Shares, the Holder will be deemed to have represented to the Corporation that: (i) the Holder is not a resident of Canada and acquired the Warrant Shares with investment intent and not with a view to resale or distribution in Canada; and (ii) the sale and transfer will be executed on or through the facilities of the Nasdaq and neither the Holder nor any person acting on its behalf has reason to believe that the transaction has been prearranged with a buyer in Canada. If the Holder is resident in Canada, or has acquired the Warrant Shares with a view to resale or distribution into Canada, the Holder is hereby notified that the Warrant Shares are subject to statutory resale restrictions under applicable Canadian securities laws and may not be traded in Canada or to Canadians except in accordance with the applicable hold periods, other conditions prescribed thereunder and applicable exemptions. The Holder is responsible for consulting legal advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Warrant Shares in Canada or to any Canadian resident.

(c)	The Holder acknowledges receipt of notice that the Warrant Shares originally issued shall be subject to the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE LATER OF: (I) DATE OF DISTRIBUTION AND (II) THE DATE THE METALS ROYALTY COMPANY INC. BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

12.                          Definitions.

(a)	“Convertible Securities” means securities convertible into or exchangeable for Common Shares or Participating Shares or both;

(b)	“Current Market Price”. For the purpose of any computation under this Warrant certificate, the “Current Market Price” at any date shall be as determined by the board of directors of the Corporation with reference to the price for one Common Share that would be agreed upon between a willing buyer and a willing seller in an arm’s length transaction, unless the Common Shares are traded on an exchange, in which case it shall be the weighted average price per share for the five (5) trading days before such date on such exchange.

(c)	“Participating Share” means a share (other than a Common Share) that carries the right to participate in earnings to an unlimited degree; and

13.                           Successor. The Corporation shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Corporation and the successor corporation shall have executed such instruments and done such things as the Corporation, acting reasonably, considers are necessary or advisable to establish that upon the consummation of such transaction:

(a)	the successor corporation will have assumed all the covenants and obligations of the Corporation under this Warrant certificate, and

(b)	the Warrants will be a valid and binding obligation of the successor corporation entitling the holder, as against the successor corporation, to all the rights of the holder under this Warrant certificate.

Whenever the conditions of this Section 13 shall have been duly observed and performed, the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Warrant certificate in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

14.                          General.

(a)	This Warrant and the Common Shares deliverable upon exercise thereof have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States. These Warrants may not be exercised by or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States unless this Warrant and the Common Shares issuable upon exercise of this Warrant have been registered under the U.S. Securities Act and applicable state securities laws or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available to the Holder. “United States” and “U.S. Person” are defined by Regulation S under the U.S. Securities Act.

(b)	The headings in this certificate are for reference only and do not constitute terms of the Warrant certificate.

(c)	Whenever the singular or masculine is used in this Warrant certificate, the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

(d)	This Warrant certificate shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

(e)	This Warrant certificate shall be subject to, governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia with respect to any dispute related to or arising from this Warrant.

(f)	For the purposes hereof, “business day” means any day except Saturday, Sunday or a statutory holiday in Vancouver, Canada or New York, U.S. and, if any period expires or any day on which any action is to be taken under this Warrant certificate falls on a day which is not a business day, it shall be deemed to refer to the next business day.

(g)	If any covenant or provision herein or any portion hereof is determined to be void, unenforceable or prohibited by the law of any province or the local requirements of any provincial or federal government authority, such shall not be deemed to affect or impair the validity of any other covenant or provision herein or a portion thereof, as the case may be, nor the validity of such covenant or provision or a portion thereof, as the case may be, in any other jurisdiction.

(h)	All references herein to monetary amounts are references to lawful money of the United States.

(i)	Any notice which the Corporation is required to give to the Holder hereunder shall be deemed to be properly given if sent by ordinary prepaid mail or by electronic mail to the address for the Holder shown on the cover page of this Warrant certificate (unless the Holder subsequently notifies the Corporation of a change of such address), and such notice will be deemed to be given at the time of mailing. Any notice sent by electronic mail shall be deemed to be given on the business day on which it is sent (or, if sent after 5:00 p.m. on a business day or on a day that is not a business day, on the next business day).

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IN WITNESS WHEREOF the Corporation has caused this Warrant certificate to be executed this 24 day of August, 2026.

THE METALS ROYALTY COMPANY INC.

By:	/s/ Donald Sewell
Authorized Signatory

THIS WARRANT CERTIFICATE MAY BE DELIVERED BY E-MAIL IN PDF OR OTHER LEGALLY PERMISSIBLE ELECTRONIC SIGNATURE, WHICH SHALL BE DEEMED TO BE AN ORIGINAL SIGNATURE.

TMCR – Signature Page to Warrant Certificate (Project Maple)

SCHEDULE “A”

SHARE PURCHASE WARRANT

SUBSCRIPTION FORM

(To be signed only upon exercise of such Warrant)

THE METALS ROYALTY COMPANY INC.

1133 Melville Street, Suite 3500

Vancouver, British Columbia, V6E 4E5

Attention: Don Sewell

Dear Sirs/Mesdames:

The undersigned holder of the attached Warrant certificate hereby subscribes for ________________ common shares (the “Shares”) of The Metals Royalty Company Inc. (the “Corporation”) pursuant to the terms of the Warrant certificate at the Exercise Price on the terms specified in the Warrant certificate. Terms not otherwise defined herein have the meanings attributed to them in the Warrant certificate.

The undersigned elects to exercise the Warrants as follows (check one):

☐              Cash Exercise – The undersigned contemporaneously herewith makes payment of the aggregate Exercise Price by wire transfer, certified cheque, bank draft or money order in lawful money of the United States payable to or to the order of the Corporation.

☐              Cashless Exercise – The undersigned elects a cashless exercise pursuant to Section 4 of the Warrant certificate and no cash payment is required.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

A. ☐         The undersigned at the time of exercise of the Warrants (i) is not in the United States, (ii) is not a U.S. Person, (iii) is not exercising the Warrants for the account or benefit of a U.S. Person or a person in the United States, (iv) did not receive an offer to exercise the Warrants within the United States, (v) did not execute or deliver this Subscription Form in the United States, (vi) delivery of the underlying Common Shares will not be to an address in the United States, and (vii) has not engaged in and will not engage in any hedging transactions involving the Warrants or the Common Shares issuable upon exercise of the Warrants unless in compliance with the U.S. Securities Act.

B. ☐         The undersigned (i) acquired the Warrants directly from the Corporation pursuant to the loan agreement, dated as of August 24, 2026, between the Corporation, as borrower, and the Holder, as lender (the “Loan Agreement”); (ii) is, and was at the time of such acquisition, an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act; (iii) is exercising the Warrants solely for its own account, or for the account of the original beneficial owner, if any, for investment purposes and not with a view to any resale, distribution or other disposition of the Common Shares in violation of United States federal or state securities laws; and (iv) confirms, as of the date hereof, each of the representations, warranties, certifications and agreements made by it in connection with its acquisition of the Warrants as though such representations, warranties, certifications and agreements were made on the date hereof and in respect of the acquisition of the Common Shares issuable upon exercise of the Warrants being exercised.

C. ☐         The undersigned has delivered an opinion of counsel in form and substance reasonably satisfactory to the Corporation to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available for the issuance of the Common Shares.

Note: The undersigned understands that unless Box A above is checked, the certificate or DRS representing the Common Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

Note: Certificates or DRS representing Common Shares will not be registered or delivered to an address in the United States unless Box B or C above is checked.

Note: If Box C is checked, any opinion tendered must be in form and substance reasonably satisfactory to the Corporation. Holders planning to deliver an opinion of counsel in connection with the exercise of Warrants should contact the Corporation in advance to determine whether any opinions to be tendered will be acceptable to the Corporation.

It is understood that the Corporation may require evidence to verify the foregoing representations.

“United States” and “U.S. Person” are as defined in Rule 902 of Regulation S under the U.S. Securities Act.

The undersigned irrevocably hereby directs that __________ Shares be issued and delivered as follows:

Name in Full	Address	Number of Shares

DATED this              day of                                    ,             .

(Signature)

1394-1064-6050